                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              VALLEN CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                       Leighton J. Stephenson, Secretary
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     ---------------------------------------------------------------------------
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     4)  Date Filed:
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


                          [VALLEN LOGO APPEARS HERE]

                             1333 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77040

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 10, 1995

To the Shareholders of
 Vallen Corporation:

  The 1995 annual meeting of shareholders of Vallen Corporation, a Texas corporation (the "Company"), will be held in the Fourth Floor Auditorium of NationsBank Center, located at 700 Louisiana, Houston, Texas, on Tuesday, October 10, 1995, at 10:00 A.M., Houston time, for the following purposes:

    1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified;

    2. To approve the Vallen Corporation Executive Incentive Compensation
  Plan;

    3. To amend the Vallen Corporation Employee Stock Purchase Plan to change the requirements relating to age and service requirements and to make certain other technical amendments.

    4. To amend the Vallen Corporation 1993 Non-Employee Director Stock Option Plan to increase the number of stock options granted to each non-employee director under such plan.

    5. To ratify the appointment of KPMG Peat Marwick as independent auditors for the Company for the fiscal year ending May 31, 1996; and

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record as of the close of business on August 30, 1995, are entitled to notice of and to vote at the annual meeting.

                                          By order of the Board of Directors,

                                          Leighton J. Stephenson
                                          Secretary

Dated: September   , 1995

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES CAN BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                           [VALLEN LOGO APPEARS HERE]

                            13333 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77040

                                PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

  This proxy statement and the enclosed form of proxy are furnished on behalf of the Board of Directors for use in connection with the annual meeting of shareholders of Vallen Corporation (the "Company") to be held October 10, 1995, and any and all adjournments thereof. Such solicitation is being made by mail, commencing on or about September 15, 1995, and may also be made in person or by telephone or telegraph by officers, directors and regular employees of the Company. Arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. All expenses incurred in the solicitation of proxies will be borne by the Company.

  Any shareholder executing a proxy may revoke it at any time before it is used at the meeting by signing and delivering a proxy bearing a later date, by giving notice in writing to the secretary of the Company at any time prior to its use or by voting in person. All properly executed proxies received by the Company and not revoked will be voted at the meeting.

  Only shareholders of record of the Company's common stock ("Common Stock") at the close of business on August 30, 1995, are entitled to notice of, and to vote at, the meeting. At such date, 7,250,988 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote; shareholders do not have the right to cumulate their votes with respect to the election of directors. Abstentions and broker non-votes will be included in the determination of the number of shares represented at the meeting, and will have the same effect as a vote against a proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the ownership of the Company's common stock as of August 21, 1995, by each person who was known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, by each of the Company's directors, by each of the executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group. Each of the persons listed is believed to have sole power to vote and dispose of the shares shown below, unless otherwise noted.

                                                            BENEFICIAL
                                                           OWNERSHIP(1)
                                                       -----------------------
                                                        NUMBER      PERCENTAGE
                   BENEFICIAL OWNER                    OF SHARES     OF TOTAL
                   ----------------                    ---------    ----------
Leonard J. Bruce...................................... 4,060,064      56.36%
 13333 Northwest Freeway
 Houston, Texas 77040
Quest Advisory Corporation/Quest Advisory Co., a
 General Partnership..................................   714,079(2)    9.91%
 1414 Avenue of the Americas
 New York, New York 10019
James W. Thompson.....................................     2,640          *
Robin R. Hutton.......................................    42,964          *
Leighton J. Stephenson................................     1,155          *
Woodie M. Zachry, Jr..................................     4,844          *
Kirby Attwell.........................................     3,250          *
J.M. Wayne Code.......................................    83,874       1.16%
Darvin M. Winick......................................     1,900          *
Directors and Executive Officers as a Group (10
Persons).............................................. 4,201,161      58.34%

- --------
*Less than 1% of the outstanding common stock.
(1) Determined on the basis of 7,203,563 shares outstanding, except that shares underlying options exercisable within 60 days are deemed outstanding for purposes of listing the number of shares owned by the above persons and calculating the percentage owned by holders thereof. Shares subject to such unexercised options were 2,000, 2,000 and 4,000, respectively, for Messrs. Attwell, Winick and directors and executive officers as a group.
(2) Information based on the most recent Schedule 13G report.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  Although the Board of Directors consists of five members, only four directors have been nominated by the Board of Directors for election at the meeting. The Board of Directors intends to elect a person to fill the vacancy in the near future. Each director will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. Unless otherwise specified, all properly executed proxies received by the Company will be voted at the annual meeting or any adjournment thereof for the election of the nominees listed in the following table. Directors are elected by a plurality vote. The Board of Directors believes that each nominee will be willing and able to serve. However, if any such person is unable to serve for good cause, or unwilling to serve for any reason, proxies will be voted for the election of another person selected by the Company's Board of Directors.

                                                       OTHER POSITIONS AND OFFICES
                                                     CURRENTLY HELD WITH THE COMPANY
                                                  (AND OTHER CURRENT DIRECTOR PRINCIPAL
                NAME                AGE  SINCE           OCCUPATION, IF DIFFERENT)
                ----                --- --------  ------------------------------------
 Leonard J. Bruce.................   75   1960    Chairman of the Board; Member,
                                                   Compensation Committee
 James W. Thompson................   44   1994    President and Chief Executive
                                                   Officer
 Darvin M. Winick.................   65   1984    Member, Audit and Compensation
                                                   Committees (President of Winick
                                                   Consultants)
 Kirby Attwell....................   59   1978    Member, Audit and Compensation
                                                   Committees (President of Travis
                                                   International, Inc.)

  Mr. Bruce, who has 47 years of experience in safety equipment distribution, founded the Company in 1947. He has been Chairman of the Board of Directors since 1960.

  Mr. Thompson joined the Company in June of 1994 as President and Chief Operating Officer of Vallen Safety Supply Company. He was named President and Chief Executive Officer in January of 1995. He was formerly employed by Westburne Supply Company of Naperville, Illinois as Senior Group Vice President, and prior to that he was with Westinghouse Electric Supply Company for 18 years.

  Dr. Winick has been President of Winick Consultants, or its related management consulting firms, since 1981.

  Mr. Attwell has been President of Travis International, Inc., a holding company for industrial distribution operations, since January 1987.

  The Board of Directors held six meetings during the fiscal year ended May 31, 1995. During the last fiscal year, no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors or committees on which he served during the period for which he was a director or committee member.

  The Company has a Compensation Committee and an Audit Committee. The Compensation Committee, which administers the Company's employee stock option plan (without the participation of Mr. Bruce), the employee stock purchase plan and the annual incentive compensation plan, and which makes base salary and bonus incentive recommendations, met three times during the year ended May 31, 1995. The Audit Committee reviews the reports of the Company's independent auditors and met once during the year ended May 31, 1995.

  Each outside director of the Company is entitled to receive compensation of $8,000 per year plus $700 for each board and committee meeting attended. Non-employee directors also receive options under the Non-Employee Director Stock Option Plan approved in 1993, an amendment to which is being considered at the meeting. Details of this plan are further described under "PROPOSAL NO. 4 - AMENDMENT OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN."

                      MANAGEMENT COMPENSATION AND BENEFITS

SUMMARY COMPENSATION TABLE

  The Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the four other most highly paid executive officers, as well as the Company's Chief Executive Officer who retired prior to the end of the year, for services rendered in all capacities for each of the years in the three-year period ended May 31, 1995.

                                                                  LONG TERM
                                                                 COMPENSATION
                                                                 ------------
                                 ANNUAL COMPENSATION(1)             AWARDS
                         --------------------------------------- ------------
                                                                  SECURITIES
                                                                  UNDERLYING
   NAME AND PRINCIPAL                             OTHER ANNUAL     OPTIONS/       ALL OTHER
        POSITION         YEAR SALARY($) BONUS($) COMPENSATION($)   SARS($)    COMPENSATION($)(2)
   ------------------    ---- --------- -------- --------------- ------------ ------------------
Leonard J. Bruce........ 1995 $234,000  $122,251     $ 6,918            --         $ 8,689
 Chairman of             1994  234,000        --       6,649            --           9,240
 the Board               1993  225,000        --       6,963            --          10,078
James W. Thompson(3).... 1995 $190,000  $122,251     $ 2,235       100,000         $    --
 President and Chief
 Executive Officer
Robin R. Hutton......... 1995 $137,417  $ 55,869     $ 2,126            --         $ 7,522
 Executive Vice          1994  137,417        --       2,286        21,000          14,318
 President               1993  132,132        --       2,364            --           8,491
Leighton J.
 Stephenson(4).......... 1995 $100,000  $ 50,626     $    --        10,000         $    --
 Vice President,         1994   46,218        --          --            --              --
 Secretary and
 Treasurer
Woodie M. Zachry, Jr.... 1995 $117,804  $ 17,165     $ 2,226        21,000         $ 4,783
 Vice President and      1994  109,200        --       2,218            --           7,625
 General Manager,        1993  105,000    30,975       2,192            --           7,464
 Encon Safety
 Products, Inc.
J. M. Wayne Code(5)..... 1995 $118,386  $     --     $11,620(5)         --         $ 3,219
                         1994  198,800        --       4,256            --           9,240
                         1993  191,000        --       2,119            --           7,741

- --------
(1) For each year, the incremental cost to the Company of personal benefits provided to each of the executive officers did not exceed the lesser of $50,000 or 10% of aggregate salary and bonus.
(2) The amounts shown for 1995 were accrued in respect of the Company's payments to its profit-sharing plan and the Company's contributory funding of the related 401(k) Plan, in which most Company employees are eligible to participate.
(3) Mr. Thompson became President and Chief Executive Officer effective January 1, 1995 after joining the Company in June 1994.
(4) Mr. Stephenson became Vice President, Secretary and Treasurer of the Company effective January 3, 1994.
(5) Mr. Code retired as President and Chief Executive Officer and became a non-employee director effective December 31, 1994, receiving $9,200 in directors' fees from January 1, 1995 through the end of the fiscal year.

EMPLOYMENT AGREEMENT

  Effective January 1, 1995, Mr. James W. Thompson was named President and Chief Executive Officer of Vallen Corporation. When Mr. Thompson was named President and Chief Operating Officer of Vallen Safety Supply Company in June 1994, he entered into an employment agreement that provides for a minimum base salary of $190,000 annually; minimum bonus incentive for fiscal 1995 equal to 25% of base salary, payable 50% in cash and 50% in Common Stock; inclusion under the Company's Annual Incentive Compensation Plan for executive officers (as outlined under "--Report of the Compensation Committee"); and an option to purchase 100,000 shares of Common Stock at an exercise price of $12.75 (the closing stock price on June 6, 1994 was $11.75). The agreement also contains provisions regarding termination of employment conditions which could result in Mr. Thompson's being paid an amount equal to his annual base salary, or twice his annual base salary, depending upon the conditions of termination.

STOCK OPTION GRANTS, EXERCISES AND HOLDINGS

  Stock options to purchase 100,000 shares of Common Stock at an exercise price of $12.75 and 31,000 shares of Common Stock at an exercise price of $13.00 were granted to management level employees under the Option Plan during the year ended May 31, 1995. Vesting of such options is dependent upon the attainment of specific fiscal year net earnings per share levels, beginning in fiscal 1995. However, all options that remain outstanding will vest and become exercisable on or after February 19, 2003, whether or not the specified goals are attained. The specified net earnings per share levels were not attained for fiscal year 1995.

  Set forth below is information relating to stock options granted to or exercised by the executive officers during the 1995 fiscal year and the number of shares of Common Stock covered by, and the value of, outstanding stock options held by them at May 31, 1995. At no time during the year did the Company have any outstanding stock appreciation rights. Mr. Bruce is excluded from the table as he did not hold any stock options during the year.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL
                                                                       REALIZABLE VALUE
                                                                       AT ASSUMED ANNUAL
                         NUMBER OF   PERCENT OF                         RATES OF STOCK
                         SECURITIES TOTAL OPTIONS                      APPRECIATION FOR
                         UNDERLYING  GRANTED TO                           OPTION TERM
                          OPTIONS   EMPLOYEES IN  EXERCISE EXPIRATION -------------------
                         GRANTED(1)  FISCAL YEAR   PRICE      DATE       5%       10%
                         ---------- ------------- -------- ---------- -------- ----------
James W. Thompson.......  100,000       76.4%      $12.75  02/19/2003 $677,000 $1,652,043
Leighton J. Stephenson..   10,000        7.6%      $13.00  02/15/2003 $ 68,069 $  148,666
Roland C. Wolff.........   21,000       16.0%      $13.00  02/15/2003 $130,347 $  312,200

- --------
(1) Options are exercisable for any fiscal year after 1993 as follows, (subject to vesting at February 19, 2003 as set forth above):

  (a) 1/3 of shares subject to option when the Company reports earnings per common share of at least $1.20, as adjusted for stock dividends or splits.

  (b) An additional 1/3 of shares subject to option when the Company reports earnings per common share of at least $1.40, as adjusted for stock dividends or splits.

  (c) The remaining 1/3 of shares subject to option when the Company reports earnings per common share of at least $1.60, as adjusted for stock dividends or splits.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                               SHARES COVERED BY       VALUE OF UNEXERCISED
                          SHARES             UNEXERCISED OPTIOS AT    IN-THE-MONEY OPTIONS AT
                         ACQUIRED                MAY 31, 1995             MAY 31, 1995(2)
                            ON     VALUE   ------------------------- -------------------------
        NAME(1)          EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
        -------          -------- -------- ----------- ------------- ----------- -------------
James W. Thompson.......    --      $--         --        100,000        $--       $400,000
Robin R. Hutton.........    --       --         --         21,000         --         21,000
Woodie M. Zachry, Jr....    --       --         --         21,000         --         21,000
Leighton J. Stephenson..    --       --         --         10,000         --         37,500
Roland C. Wolf..........    --       --         --         21,000         --         78,750

- --------
(1) All options held by Mr. Code expired upon his retirement on December 31, 1994.
(2) The amounts shown on the differences between the per share stock option exercise prices and the closing price of Company common stock on June 1, 1995 of $16.75 per share as reported by The NASDAQ Stock Market, multiplied by the number of shares covered by the unexercised stock options.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors is composed of two outside directors and the Company's Chairman and majority shareholder. The Compensation Committee establishes compensation policies for its executive officers, and the two outside directors grant and set the terms of awards under the Company's stock option plan.

  Compensation Philosophy. The Company seeks to retain, motivate and reward executives by providing short and long-term compensation that is tied to achievement of shareholder value and Company performance objectives. During the year ended May 31, 1995, the executive compensation program consisted of base salary, an annual incentive plan based upon achievement of return-on-shareholders'-equity objectives and Company stock options awarded in current and prior years. In addition, bonuses for executives and certain key employees were awarded taking into consideration the Company's overall performance for the year, including return on average shareholder equity, increase in net sales, and increase in earnings per common share. The Compensation Committee does not assign specific weights to any of the factors it considers when determining the Company's overall performance for the year.

  The Compensation Committee takes into account various quantitative and qualitative indicators of corporate and individual performance in determining the level of compensation of its executive officers. While the Compensation Committee considers such corporate performance measures as net income, earnings per common share, return on average common stockholders' equity and return on average total assets, the Compensation Committee generally does not apply any specific, quantitative formula in making decisions as to base compensation. Increases in the base compensation of particular executive officers may vary within a target range as defined for specific positions, or may, on occasion, be outside the target range, depending upon the Compensation Committee's evaluations of the individual's work performance.

  Executive Compensation. Because of the financial success of the Company for the year ended May 31, 1995, the Compensation Committee granted to the executive officers of the Company bonuses payable fifty percent in shares of Common Stock and fifty percent in cash. In awarding the bonuses, the Company evaluated annual quantitative criteria based upon gross profits, net income and earnings per shares, as well as qualitative factors relating to each officer's individual job performance.

  The Company's executive officers, including its Chief Executive Officer, were eligible to participate in the Annual Incentive Compensation Plan (the "Old Incentive Plan"). Under the Old Incentive Plan, an "annual award pool" for each year is established in an amount equal to twenty percent of the portion of net income in excess of the net income required to achieve a fifteen percent return on average equity. Each officer was awarded a percentage of the annual award pool for the year, which percentage may be set by the Compensation Committee initially during the plan year, and thereafter may be increased by the Compensation Committee upon completion of the year. Fifty percent of each participant's award would be paid in a single cash payment after the end of the applicable fiscal year. The remaining fifty percent of each participant's award would be paid in the form of Company common stock. No amounts were accrued for the Old Incentive Plan for the 1995 fiscal year, since the fifteen percent return on average equity was not met. Subsequent to the end of the fiscal year, the Old Incentive Plan has been terminated by the Board of Directors, and a new Executive Incentive Compensation Plan has been adopted, subject to shareholder approval (See PROPOSAL NO. 2--ADOPTION OF EXECUTIVE INCENTIVE COMPENSATION PLAN).

  The Compensation Committee believes that the grant of stock options to its executives aligns the interests of the executives with the interests of the shareholders by providing a direct correlation between an increase in shareholder value and executive compensation. The Compensation Committee (without the participation of Mr. Bruce, who does not serve on the committee which administers the Stock Option Plan) periodically grants and sets the terms of stock option awards. Options were granted during the year ended May 31, 1995 as shown under "Option Grants in Last Fiscal Year."

  Chief Executive Officer Compensation. The Compensation Committee determines the compensation of James W. Thompson, the President and Chief Executive Officer, in substantially the same manner as the compensation of the other executive officers of the Company. In particular, the Compensation Committee recognized Mr. Thompson's important role in significantly increasing the Company's net sales and net earnings over the prior year, and in initiating several acquisition transactions that closed subsequent to the year end. Pursuant to his employment agreement, Mr. Thompson received an annual base salary of $190,000 and an option to purchase 100,000 shares of Common Stock. In addition, in accordance with the compensation philosophy and process described above, the Compensation Committee awarded Mr. Thompson a bonus consisting of $51,887 in cash and 2,440 shares of Common Stock. Because of Mr. Thompson's leadership contributions to the Company, this bonus exceeded the minimum bonus level of twenty-five percent of annual base salary provided for in Mr. Thompson's employment agreement.

                        THE COMPENSATION COMMITTEE
                        Kirby Attwell, Chairman
                        Leonard J. Bruce
                        Darvin Winick

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Bruce, who is a member of the Compensation Committee, is the Company's Chairman of the Board.

                               PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG VALLEN CORPORATION,
              INDUSTRY INDEX* AND MEDIA GENERAL COMPOSITE INDEX**

[IN THE PROXY STATEMENT SENT TO SECURITY HOLDERS, A LINEAR GRAPH PLOTTED FROM THE POINTS IN THE TABLE BELOW APPEARS HERE.]

                                                   FISCAL YEAR ENDING
                                         ---------------------------------------
                                         1990  1991   1992   1993   1994   1995
                                         ---- ------ ------ ------ ------ ------
Vallen Corp............................. 100  125.39 106.31  81.78  64.06  89.96
Industry Index*......................... 100   99.07  96.29 122.07 136.33 134.57
Board Market**.......................... 100  108.98 119.67 134.98 134.57 163.66

                     ASSUMES $100 INVESTED ON MAY 31, 1990
                          ASSUMES DIVIDEND REINVESTED

 * This index consists of machinery, equipment and supplies distributors from Standard Industry Code #508, and has been prepared by and is available from Media General Financial Services, P. O. Box 85333, Richmond, VA 23293.
** The Media General Composite Index is a broad market index of 7,000 NASDAQ,
   NYSE and AMEX issues.

       PROPOSAL NO. 2--ADOPTION OF EXECUTIVE INCENTIVE COMPENSATION PLAN

  The Board of Directors of the Company has adopted the Executive Incentive Compensation Plan (the "Incentive Plan") to be effective June 1, 1995, subject to shareholder approval. A copy of the Incentive Plan is included in this Proxy Statement as Annex A. The following discussion is a summary only and reference is made to Annex A for a complete description of the Incentive Plan.

  The purpose of the Incentive Plan is to serve as an incentive in attracting and retaining personnel for positions of responsibility and to provide key employees with an additional incentive to contribute to the success of the Company. The Incentive Plan is administered by a committee comprised of the outside directors who serve on the Compensation Committee, Messrs. Attwell and Winick (the "Committee"). No member of the Committee is eligible to participate in the Incentive Plan while a member of the Committee or during the year prior to appointment thereto.

  The individuals who are eligible to participate in the Incentive Plan are such executive officers and key employees of the Company and its subsidiaries as may be determined from time to time by the Committee. In order to be allocated an award under the Incentive Plan, a participant must be employed by the Company or a subsidiary on the date on which allocations are made by the Committee as discussed below. For the year ending May 31, 1996, the Committee has named Messrs. Bruce, Thompson and Stephenson as the participants in the Incentive Plan.

  Under the Incentive Plan, the "annual award pool" for each year will be an amount equal to the sum of (i) a percentage of the increase in earnings per share for the current year over the prior year multiplied by the weighted average number of outstanding shares, (ii) a percentage of that portion of net income for the year in excess of net income required to achieve a designated return on shareholder equity, and (iii) an amount sufficient to pass on to participants the tax benefits that would otherwise accrue to the Company as a result of payments under the Incentive Plan. The percentages of the increases in earnings per share net income that are to be contributed to the annual award pool, as well as the designated return on shareholder equity referred to in clause (ii) above, shall be established by the Committee as early as reasonably practicable in each year. For the year ending May 31, 1996, the Committee has determined that the percentage contribution applicable to any earnings per share increase shall be 3%, the percentage contribution applicable to any net income increase shall be 3.8%, and the threshold for the return on shareholder equity shall be 10%.

  After the annual award pool has been determined following the end of a particular year, each participant for such year may be awarded a percentage of the pool for the year, which percentage will be determined in the absolute discretion of the Committee. The Committee may award all, a portion, or none of the annual award pool as it desires. The Chief Executive Officer of the Company may offer advice to the Committee regarding the allocations of the annual award pool to participants who report to the CEO.

  At the Committee's discretion, up to fifty percent of each participant's award will be paid in the form of Company common stock, and the remaining portion of each participant's award is to be paid in full to the participant in the form of a single cash payment after the end of the applicable fiscal year, except that if Mr. Bruce is a participant in any year then his award will be paid one hundred percent in cash. The shares of stock will be not be subject to any vesting schedule; however, Rule 16b-3 promulgated by the Securities and Exchange Commission requires that such shares be held for six months from the date of grant. Pursuant to the Incentive Plan, 100,000 shares of the Company's common stock are reserved for issuance in connection with the stock portion of incentive awards. The number of reserved shares will be subject to adjustment to reflect any subdivisions or consolidations of shares, stock dividends or certain other capital readjustments.

  The Board may modify, revise or terminate the Incentive Plan at any time and from time to time; provided, however, that any amendment to the Incentive Plan that would require the vote or approval of a specified percentage of the Company's stockholders in order to assure that the Incentive Plan complies with Rule 16b-3 promulgated by the Securities and Exchange Commission may only be made after obtaining the required stockholder vote or the taking of other action in connection with the amendment that the Board deems advisable to operate the Incentive Plan in accordance with Rule 16b-3.

  The Company will be entitled to a deduction for federal income tax purposes in the amount of the cash portion of awards paid for a given fiscal year and the value of any stock awarded pursuant to the Incentive Plan that vests in such year. The participant will recognize income for federal income tax purposes in the amount of the cash portion of an award paid during his taxable year, plus the amount of the value of any shares awarded pursuant to the Incentive Plan.

  The affirmation vote of the holder of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required to approve the adoption of the Incentive Plan. Unless otherwise specified, all properly executed proxies received by the Company will be voted in favor of the Incentive Plan.

  THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ADOPTION OF THE INCENTIVE PLAN.

         PROPOSAL NO. 3--AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors has amended the Employee Stock Purchase Plan ("Stock Purchase Plan"), subject to shareholder approval, to change the age and service requirements for participation in the plan. A copy of the amendment is included in this Proxy Statement as Annex B. The following discussion is a summary of the effects of the amendment.

  Prior to the amendment, an employee of the Company or a subsidiary who worked at least 20 hours per week more than five months during a plan year was eligible to participate in the Stock Purchase Plan as of the first day of the plan year coincident with or next following completion of one year of continuous service. The amendment to the Stock Purchase Plan provides that effective December 31, 1994, the one year of continuous service requirement be reduced to a six month requirement.

  Approximately 684 employees are currently eligible to participate in the Stock Purchase Plan, under which they make an election to participate in purchasing shares of Common Stock through periodic payroll deductions. All payroll deductions received or held by the Company may be used for any valid corporate purpose. The Stock Purchase Plan is administered by a committee comprised of three members of the Board of Directors who are not eligible to participate in the Stock Purchase Plan while a member of such committee. The Compensation Committee is currently designated as the committee that administers the Stock Purchase Plan. The issue price of shares of Common Stock is the lesser of (i) 85% of the market price (as defined in the Stock Purchase
Plan) of the Common Stock determined as of the first trading date of the calendar year on the market on which the Company's Common Stock is traded or
(ii) 85% of the market price of the Common Stock as determined as of the last trading date during the calendar year on the market on which the Company's Common Stock is traded. The accumulated payroll deductions credited to a participant's account which are not withdrawn prior to the end of a calendar year are automatically used by the committee administering the Stock Purchase Plan, on behalf of each such participant, to purchase from the Company the maximum number of whole shares of Common Stock that such amount will purchase at the applicable "issue price" as defined above.

  The Company has reserved 450,000 shares of Common Stock (subject to typical anti-dilution adjustments) for issuance pursuant to the Stock Purchase Plan. The Board of Directors has the right to terminate the Stock Purchase Plan at any time and may also amend it at any time in any respect. However, certain amendments require the approval of the Company's shareholders in order for the Stock Purchase Plan to comply with Rule 16b-3 adopted by the Securities Exchange Commission.

  The Board of Directors also made certain technical amendments to the Stock Purchase Plan with regard to references to applicable sections of the Internal Revenue Code of 1986, as amended.

  The Board believes that its policy of encouraging employees of the Company to acquire a proprietary interest in the Company will be better served by lowering the one year service requirement to six months, and has accordingly approved the proposed amendment to the Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required to approve the adoption of the amendment to the Stock Purchase Plan. Unless otherwise specified, all properly executed proxies received by the Company will be voted in favor of the amendment.

  THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ADOPTION OF THE AMENDMENT TO THE STOCK PURCHASE PLAN.

               PROPOSAL NO. 4--AMENDMENT OF THE 1993 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

  The Board of Directors has amended the 1993 Non-Employee Director Stock Option Plan ("Director Plan"), subject to shareholder approval, to increase the number of options granted to each non-employee director. A copy of the First Amendment to the Director Plan is included in this Proxy Statement as Annex C. The following discussion is a summary of the effects of the amendment.

  Prior to the amendment, options were automatically granted to each director who is not also an officer of the Company according to a formula set forth in the Director Plan that resulted in grants of options to purchase 3,000 shares of Common Stock, and such options vested and became exercisable as to 1,000 shares on each annual anniversary of the date of grant. The amendment to the Director Plan changes the formula to increase the number of shares granted to 5,001, with such options vesting and becoming exercisable as to 1,667 shares on each annual anniversary of the grant date.

  On the date of each annual meeting of the shareholders of the Company, each non-employee director then in office who did not previously receive a grant of options under the Director Plan receives the grant under the formula. The exercise price of each option is the average last reported sales price of the Common Stock on the NASDAQ Stock Market for the last five trading days (on which sales have occurred) preceding and including the date of grant. Messrs. Attwell and Winick were eligible to and did receive grants exercisable for 3,000 shares of Common Stock under the Director Plan effective October 12, 1993 with an exercise price of $14.80 per share. On September 1, the last reported sale price of the Common Stock on the NASDAQ Stock Market was $18.625.

  In order to provide current non-employee directors with similar benefits under the amended formula, the amendment also provides that each non-employee director on the date of the effectiveness of the amendment (which will be October 10, 1995 if the amendment is approved by the shareholders) who has previously received a grant under the formula will receive additional options for 2,001 shares, with such options vesting and becoming exercisable on the first anniversary of the grant date. The exercise price of each option is calculated in the same fashion as described in the paragraph above. As of the date of this Proxy Statement, Messrs. Attwell and Winick are the only non-employee directors eligible to receive the grant of options to purchase an additional 2,001 shares of Common Stock.

  The Company has reserved 30,000 shares of Common Stock (subject to typical anti-dilution adjustments) for issuance pursuant to the Director Plan. The Board of Directors has the right to terminate the Director Plan at any time and may also amend it at any time in any respect; provided that shareholder approval is necessary for any change that would materially increase the benefits accruing to participants, change the aggregate number of shares issuable, reduce the option price or change the class of persons eligible to receive options. The Director Plan is administered by the Board, but because the principal terms of the option grants are fixed in the Director Plan, the Board has no discretion to select which directors receive options, the number of shares subject to such grants or the exercise price thereof.

  The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the adoption of the amendment to the Director Plan. Unless otherwise specified, all properly executed proxies received by the Company will be voted in favor of the amendment.

  THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ADOPTION OF THE AMENDMENT TO THE DIRECTOR PLAN.

                               NEW PLAN BENEFITS

                                                               AMENDMENT TO
                                                             1993 NON-EMPLOYEE
                                                              DIRECTOR STOCK
                                                                OPTION PLAN
                        NAME AND POSITION                    NUMBER OF SHARES
                        -----------------                    -----------------
      Leonard J. Bruce......................................         -0-
      Chairman of the Board
      James W. Thompson.....................................         -0-
      President and Chief Executive Officer
      Robin R. Hutton.......................................         -0-
      Executive Vice President
      Leighton J. Stephenson................................         -0-
      Vice President, Secretary and Treasurer
      Woodie M. Zachry, Jr..................................         -0-
      Vice President and General Manager, Encon Safety
       Products, Inc.
      J. M. Wayne Code......................................         -0-
      Executive Group.......................................         -0-
      Non-Executive Group...................................       4,002
      Non-Executive Officer Employee Group..................         -0-

  The benefits to be received by participants under the terms of the Incentive Plan and as a result of the amendment to the Stock Purchase Plan are not yet determinable. Under the Incentive Plan, such benefits are subject to the discretion and approval of a committee of the Board of Directors, and the proposed amendment to the Stock Purchase Plan affects the timing of eligibility rather than the level of benefits under the Stock Purchase Plan.

               PROPOSAL NO. 5--SELECTION OF INDEPENDENT AUDITORS

  KPMG Peat Marwick were independent auditors of the Company for the year ended May 31, 1995. The Board of Directors has appointed KPMG Peat Marwick as auditors of the Company for the year ending May 31, 1996. A representative of KPMG Peat Marwick will be present at the meeting to make a statement if he desires and to respond to appropriate questions.

  Management recommends that the appointment of KPMG Peat Marwick as independent auditors for the Company for the fiscal year ending May 31, 1996, be ratified by the shareholders. Unless otherwise indicated, all properly executed proxies received by the Company will be voted for such ratification at the meeting or any adjournment thereof. A majority adverse vote will be considered as a direction to the Board of Directors to select other auditors in the following year.

                                 OTHER MATTERS

  As of this date, management is not aware that any other matters are to be presented for action at the meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.

  Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers, and ten percent shareholders are required to report to the Securities and Exchange Commission, by specific due dates, transactions and holdings in the Company's Common Stock. Subject to and in accordance with Item 405 of Regulation S-K, the Company believes that during the fiscal year ended May 31, 1995, all such filing requirements were satisfied in a timely manner, except that no Form 3 was filed with respect to Roland C. Wolff, who, although not formally elected to the position until August 1995, has effectively acted in the capacity of Executive Vice President--Marketing of the Company, since February 1995.

                           PROPOSALS BY SHAREHOLDERS

  Security holders desiring to present proposals to the shareholders of the Company at the 1996 annual meeting of shareholders, and to have such proposals included in the Company's proxy statement and proxy, must submit their proposals to the Company so as to be received no later than May 12, 1996.

                                    REPORTS

  A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, IS AVAILABLE TO SHAREHOLDERS FREE OF CHARGE FROM THE COMPANY UPON WRITTEN REQUEST TO LEIGHTON
J. STEPHENSON, SECRETARY AND TREASURER, P. O. BOX 3587, HOUSTON, TEXAS 77253-
3587.

                                          By order of the Board of Directors,

                                          Leighton J. Stephenson
                                          Secretary

Dated: September   , 1994
       Houston, Texas

                                                                         ANNEX A

                               VALLEN CORPORATION

                     EXECUTIVE INCENTIVE COMPENSATION PLAN

                                   ARTICLE I

                                  Definitions

  As used in this Plan with initial capital letters, the following terms have the meanings hereinafter set forth, unless the context reasonably requires a broader, narrower or different meaning.

  1.1 AWARD. "Award" means the amount determined under Section 6.1.

  1.2 BENEFICIARY. "Beneficiary" means a person designated by the Participant, in accordance with Section 7.4, to receive any unpaid portion of any Award distributable under the Plan on account of the death of the Participant.

  1.3 BOARD. "Board" means the Board of Directors of the Company.

  1.4 CODE. "Code" means the Internal Revenue Code of 1986, as amended.

  1.5 COMMITTEE. "Committee" means the committee appointed by the outside directors of the Compensation Committee of the Board to administer the Plan.

  1.6 COMPANY. "Company" means Vallen Corporation, a Texas corporation, or any successor which assumes the Plan.

  1.7 COMPANY STOCK. "Company Stock" means shares of the Company's common stock, $.50 par value, including those reserved under Section 2.3 for issuance in connection with any stock payment under Section 7.3.

  1.8 DESIGNATED PERCENTAGE. "Designated Percentage" means that certain numerical percentage established by the Committee as early as reasonably practicable in each Year with respect to the calculation of certain elements of the Annual Award Pool for that Year, with different Designated Percentages applying to different elements.

  1.9 DESIGNATED RETURN ON SHAREHOLDER EQUITY. "Designated Return on Shareholder Equity" means a certain percentage return on Shareholder Equity to be established by the Committee as early as reasonably practicable in each Year, with "Shareholder Equity" meaning the average of each of the twelve monthly averages of the beginning and ending shareholders' equity of the Company for the applicable year as determined by the Company in accordance with generally accepted accounting principles then in force.

  1.10 EARNINGS PER SHARE. "Earnings Per Share" means the earnings per share of Common Stock, as determined by the Company in accordance with generally accepted accounting principles then in force, as shown on the Company's financial statements.

  1.11 EFFECTIVE DATE. "Effective Date" means June 1, 1995.

  1.12 EMPLOYEE(S). "Employee(s)" means executive officers or other key employee(s) of the Company or of any designated Subsidiary.

  1.13 MARKET PRICE. "Market Price" means the average of each of the twelve arithmetical means between the highest and lowest trading prices of the Company Stock on the last trading date of each month during the applicable year, as reported on the National Association of Securities Dealers Automatic

Quotations System (National Market System). Notwithstanding the foregoing, if there shall be any material alteration in the present system of reporting sales prices of the Company Stock, or if the Company Stock shall no longer be quoted on the over-the-counter markets, the Market Price of the Company Stock shall be determined using such method as shall be determined by the Committee.

  1.14 NET INCOME. "Net Income" means net earnings, as determined by the Company in accordance with generally accepted accounting principles then in force, as shown on the Company's financial statements.

  1.15 PARTICIPANT. "Participant" means each Employee of the Company or a Subsidiary who at any time during the Year is selected by the Committee to participate in the Plan.

  1.16 PLAN. "Plan" means the Vallen Corporation Annual Incentive Compensation Plan, the terms of which are set forth herein, and as the same may hereafter be amended from time to time.

  1.17 SUBSIDIARY. "Subsidiary" means any wholly-owned subsidiary of the Company or of any wholly-owned subsidiary thereof or any other corporation or business venture in which the Company owns, directly or indirectly, a significant financial interest if the Board designates such corporation or business venture to be a Subsidiary for the sole purposes of this Plan for any Year, and if the board of directors (or equivalent governing authority) of such corporation or business venture consents to being so designated as a Subsidiary.

  1.18 VALLEN TAX RATE. "Vallen Tax Rate" means for the applicable Year the highest stated federal income tax rate applicable to the Company as a U.S. corporation.

  1.19 WEIGHTED AVERAGE NUMBER OF OUTSTANDING SHARES. "Weighted Average Number of Outstanding Shares" means the average of each of the twelve monthly weighted averages of the number of shares of Common Stock outstanding during the applicable Year, as determined by the Company in accordance with generally accepted accounting principles then in force, provided that if shares of Common Stock have been issued during the applicable Year in connection with an acquisition that is treated for accounting purposes as a "pooling of interests," then the determination under this definition shall treat the shares so issued as having been outstanding for the entire applicable Year.

  1.20 YEAR. "Year" means the twelve-month period corresponding to the fiscal year of the Company and for purposes of this Plan refers to the Year for which Awards have been made pursuant to Section 4.1.

                                   ARTICLE II

                                    The Plan

  2.1 NAME. The Plan generally shall be known as the "Vallen Corporation Executive Incentive Compensation Plan." Each Year's Plan shall be designated by the Year to which it relates.

  2.2 PURPOSE. The purpose of the Plan is to promote the growth and general prosperity of the Company and each Subsidiary, motivate Employees to achieve strategic, financial and operating objectives, reward improvement in financial performances, and provide a total compensation package that is competitive in industry by permitting the Company and each Subsidiary to attract and retain superior personnel for positions of substantial responsibility and to provide key Employees with an additional incentive to contribute to the success of the Company and each Subsidiary.

  2.3 COMPANY STOCK RESERVE. The Company shall reserve 100,000 shares of Company Stock for issuance under the Plan. In the event that the shares of Company Stock should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of reserved shares of Common Stock then remaining shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded. Upon the allocation of shares under
Section 7.3, this reserve shall be reduced by the number of shares so allocated, and upon the reacquisition of any shares pursuant to Section 7.3,
Section 7.5 or Section 8.1, the reserve shall be increased by such number of shares, and such shares may again be the subject of allocations under the Plan. Distributions of shares of Company Stock may, as the Board shall in its sole discretion determine, be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued in accordance with the Plan shall be fully paid and nonassessable shares and free from preemptive rights.

  2.4 EFFECTIVE DATE. The Plan shall become effective upon the Effective Date. Each successive annual Plan shall become effective as of the first day of the Year to which it relates.

                                  ARTICLE III

                                 Administration

  3.1 COMPOSITION OF THE COMMITTEE. The Plan shall be solely administered by a committee to be appointed by the Board, which Committee shall consist of at least two members of the Board. The members of the Committee shall be "disinterested persons" as such term is defined from time to time in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor rule. The Board shall have the power from time to time to remove members of the Committee and to fill vacancies on the Committee arising by resignation, death, removal, or otherwise. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee.

  3.2 ADMINISTRATION BY COMMITTEE. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among Employees the ones to whom and the time or times at which Awards may be made. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret and construe the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the need for, or the details and provisions of an award agreement, and to make all other determinations necessary or advisable in the administration of the Plan.

  3.3 ACTION BY COMMITTEE. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting at which a quorum is present shall decide any question brought before the meeting and shall be the act of the Committee. In addition, the Committee may take any other action otherwise proper under the Plan by an affirmative vote, taken without a meeting, of a majority of its members.

  3.4 DELEGATION. The Committee may, in its discretion, delegate one or more of its duties to an officer or Employee of the Company or a committee composed of officers and Employees of the Company, but may not delegate its authority to construe the Plan or to make the determinations specified in Section 3.2.

  3.5 RELIANCE UPON INFORMATION. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Committee in reliance upon any information supplied to it by any officer of the Company or any Subsidiary, the Company's or any Subsidiary's legal counsel or the Company's or any Subsidiary's independent accountants in connection with the administration of the Plan shall be deemed to have been taken in good faith.

  3.6 RESPONSIBILITY AND INDEMNITY. No member of the Committee shall be liable for any act done or any determination made hereunder in good faith. The Company and each Subsidiary hereby agrees to indemnify and hold harmless each member of the Committee from and against any and all losses, claims, damages, liabilities, costs and expenses, including but not limited to, liability for any judgments or settlements consented to in writing by any such member of the Committee, which consent will not be unreasonably withheld, and reasonable attorneys' fees arising out of or in connection with or as a direct or indirect result of such member's serving on the Committee, except only those losses, claims, damages, liabilities, costs and expenses, if any, arising out of, or in connection with, or as a direct or indirect result of, the Committee member's bad faith, gross negligence or willful neglect of his duties hereunder. Each affected member of the Committee shall promptly notify the Company and each Subsidiary of any claim, action or proceeding for which such member may seek indemnity. Such indemnity is a continuing obligation and shall be binding on the Company and each Subsidiary and their successors, whether by merger or otherwise, and assigns. In addition, such indemnity shall survive the resignation or removal of the Committee member and/or the termination of the Plan.

                                   ARTICLE IV

                                 Participation

  4.1 PARTICIPATION. For each Year, the Committee shall select those Employees of the Company who shall be Participants. The Committee's determination shall be communicated to Participants as early as reasonably practical in each Year. An individual shall be a Participant in the Plan only with respect to each Year for which he has been selected by the Committee. Unless the Committee in its absolute discretion waives this requirement, a Participant must be in the employment of the Company on the date of allocation of the Annual Award Pool pursuant to Section 6.1 in order to be allocated a percentage of the Annual Award Pool for the applicable year.

                                   ARTICLE V

                               Annual Award Pool

  5.1 ANNUAL AWARD POOL. The "Annual Award Pool" for each Year shall be an amount equal to the sum of the following:

    (i) an amount equal to a Designated Percentage of the product of (x) the increase in Earnings Per Share for the current Year over the prior Year, multiplied by (y) the Weighted Average Number of Outstanding Shares for the current Year, provided that if during the Year there has been a stock split or stock dividend as combination of shares or any other change in the outstanding number of shares of Common Stock the Committee in its discretion may increase or decrease the amount determined pursuant to this clause (i) to appropriately reflect such change;

    (ii) an amount equal to a Designated Percentage of that portion of Net Income for the Year in excess of Net Income required to achieve the Designated Return on Shareholder Equity (with the sum of clause (i) plus clause (ii) being referred to herein as the "Formula Amount"); and

    (iii) an amount equal to (x) the Formula Amount, divided by (y) 1 minus the Vallen Tax Rate, minus (z) the Formula Amount.

                                   ARTICLE VI

                              Allocation of Awards

  6.1 ALLOCATION OF ANNUAL AWARD POOL. As soon as practicable after audited financial statements for the Company are available following the close of each Year and the determination of the Annual Award Pool for that Year, the Annual Award Pool shall be allocated by the Committee in its absolute discretion among Participants. The Committee may in its absolute discretion allocate all, a portion of or none of an Annual Award Pool for any given Year. The Chief Executive Officer may offer advice to the Committee regarding the allocation of the Annual Award Pool to Participants who report to the CEO.

  6.2 LIMITATION ON AWARD. No Participant shall receive an Annual Award in excess of one hundred percent (100%) of his or her annual base salary for the applicable Year.

                                  ARTICLE VII

                           Distributions and Payments

  7.1 PAYOR OF AWARDS. Subject to the following provisions hereof, any Award payable under the Plan with respect to a Participant for a given Year shall be the obligation of and paid by the Company or any Subsidiary, whichever may be applicable, or any successor pursuant to Section 9.2, which employed the Participant at the time the Award was made. Adoption and maintenance of the Plan by the Company and any Subsidiary shall not create a joint venture or partnership relationship among or between such persons for purposes of payment of Awards under the Plan or for any other purpose.

  7.2 STOCK PAYMENT

  (a) AMOUNT AND TIMING OF DELIVERY OF COMPANY STOCK. At the Committee's discretion, up to fifty percent (50%) of the Award may be paid as hereinafter provided to the Participant in the form of Company Stock, except that any Award to Leonard J. Bruce if he is a Participant in the applicable Year shall be paid one hundred percent (100%) in cash pursuant to Section 7.3. The number of shares of Company Stock shall be determined by dividing the stock payment amount determined by the Committee by the Market Price and such shares of Company Stock shall be issued in the form of a certificate for such shares as promptly as administratively possible. If necessary to assure compliance with provisions of Rule 16b-3 promulgated by the Securities and Exchange Commission, or any successor or similar provisions thereto, requiring that equity securities issued under the Plan be held for six months from the date of grant in order for such grant to be exempt from Section 16(b) of the Securities Act of 1933 (the "Securities Act"), the certificates issued pursuant to the immediately preceding sentence shall be held by the Company and (subject to Section 7.2(c) and Section 7.2(d)) delivered to Participants as promptly as administratively practicable following the six-month anniversary of the date on which the Committee allocates the Annual Award Pool.

  (b) ADJUSTMENTS FOR CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. In the event that the shares of Company Stock should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then allocated for the stock payment portion of an Award shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded. In the event any such transaction shall result in holders of Common Stock acquiring the right to receive other securities or property in addition to or in lieu of Common Stock, the Committee may make such adjustments or take such action as, in its discretion, it deems appropriate to reflect such transaction.

  (c) OBLIGATION TO ISSUE COMPANY STOCK. The Company shall not be required to issue any shares of Company Stock if the issuance of such shares shall constitute a violation by the Participant, the Company or a Subsidiary of any provisions of any law or regulation of any governmental authority, including the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"). Specifically, the Company shall not be required to issue shares of Company Stock unless either (i) a registration statement under the Securities Act is in effect with respect to such shares, (ii) the Committee has received an opinion of counsel, in form and substance satisfactory to it, or other evidence satisfactory to it to the effect that such registration is not required and that such shares may be resold or transferred by the Participant without such a registration statement being in effect or (iii) the Committee has received evidence satisfactory to it to the effect that the Participant is acquiring such shares for investment and not with a view of the distribution thereof and unless the certificate issued representing such shares bears, in addition to any other legends required under this Plan, the following legend:

    The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for such sale or transfer.

  Any determination in this connection by the Committee shall be final, binding and conclusive. At such time as a registration statement under the Securities Act is in effect with respect to any shares of Company Stock represented by certificates bearing the above legend or at such time as, in the opinion of counsel for the Company, such legend is no longer required solely for compliance with applicable securities laws, then the holders of such certificates shall be entitled to exchange such certificates for certificates representing a like number of shares but without such legend. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act (as now in effect or as hereafter amended). The Company shall not be obligated to take any other affirmative action in order to cause the issuance of shares of Company Stock to comply with any law or regulation of any governmental authority.

  (d) WITHHOLDING. The Committee may require the Participant or Beneficiary to pay to the Company or a Subsidiary an amount equal to any federal, state or local taxes (which the Committee deems necessary or appropriate to be withheld in connection with the issuance of Company Stock) in such forms of payment as may be permitted by the Committee. In the event that Participant or Beneficiary does not pay the Company or a Subsidiary, whichever may be applicable, the amount required for withholding taxes, the employer (for payroll tax purposes) of Participant shall have the right to withhold such amount from any sum payable, or to become payable, to Participant, upon such terms and conditions as the Committee in its discretion shall prescribe. In the event that funds are not otherwise available to cover any required withholding tax, the Company or a Subsidiary, whichever may be applicable, shall have no obligation to pay to the Participant or Beneficiary shares of Company Stock otherwise payable.

  7.3 CASH PAYMENT. The portion of the Award that is not paid in the form of Company Stock in accordance with Section 7.2 above shall be paid to the Participant (or Beneficiary) in full in the form of a single sum payment in cash as promptly as administratively possible following the last day of the Year, except that any Award to Leonard J. Bruce if he is a Participant in the applicable Year shall be paid one hundred percent (100%) in cash on the same terms. The Committee shall cause the Company or Subsidiary, as the case may be, to deduct from amounts paid under this Section 7.3 any taxes required to be withheld by the federal or any state or local government.

  7.4 DEATH OF PARTICIPANT. Each Participant shall have the right to designate a Beneficiary to receive any Award remaining unpaid, in whole or in part, at the death of the Participant, and to specify the time and manner of payment thereof to such Beneficiary in accordance with rules established by the Committee. The designation of Beneficiary shall be delivered in writing to the Committee, or such representative thereof as the Committee may designate, and may be changed at any time by written notice delivered to the Committee or its representative. If no such designation of Beneficiary is delivered by a Participant to the Committee or its representative, or if all of the designated Beneficiaries have predeceased the Participant or otherwise ceased to exist, any Award remaining unpaid, in whole or in part, at the death of a Participant shall be paid to the legal representative of the Participant's estate in a single payment of cash and Company Stock as soon as administratively possible following the death of the Participant. Any payment hereunder that would otherwise be made in Company Stock may be made in cash in the sole discretion of the Committee.

  7.5 FORFEITURE. Until such time as the full amount of his Award has been actually paid to any Participant, his right to receive any unpaid amount thereof shall be wholly contingent and shall be forfeited if, prior to the payment thereof, the Participant at any time prior to his retirement or termination of Employment with the Company or a Subsidiary shall engage in conduct which is determined by the Committee to be detrimental to or in competition with the Company, or any of its Subsidiaries or affiliates.

  7.6 NONALIENATION OF BENEFITS. Interests of Participants in this Plan or in any securities to be issued pursuant to this Plan are not transferable by the Participant other than in accordance with Rule 16b-3 promulgated by the Securities and Exchange Commission, or any successor or similar provisions thereto. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits. If any Participant or Beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber, or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall, in the discretion of the Committee, cease and terminate.

                                  ARTICLE VIII

                      Termination or Amendment of the Plan

  8.1 TERMINATION OR AMENDMENT. The Board may modify, revise or terminate this Plan at any time and from time to time; provided, however, that any such amendment to the Plan that would require the vote or approval of a specified percentage of the Company's stockholders in order to assure that the Plan complies with Rule 16b-3 promulgated by the Securities and Exchange Commission, or any successor or similar provisions thereto, shall only be made upon obtaining such required stockholder vote, or taking such other action in connection with such amendment as the Board deems advisable to operate the Plan in accordance with Rule 16b-3 or any successor or similar rule.

  8.2 CANCELLATION FOLLOWING AWARD. Termination or amendment of the Plan shall not adversely affect rights or obligations under the Plan with respect to any vested portion of Awards, unless the affected person or persons consent.

                                   ARTICLE IX

                                 Miscellaneous

  9.1 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other compensation plans in effect for the Company or any Subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any Subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation for Employees.

  9.2 POWERS OF THE COMPANY. The existence of outstanding and unpaid Awards under the Plan shall not affect in any way the right or power of the Company or any Subsidiary to make or authorize any adjustments, recapitalization, reorganization or other changes in the Company's or Subsidiary's capital structure or in its business, or any merger or consolidation of the Company or any Subsidiary, or any issue of bonds, debentures, common or preferred stock, if applicable, or the dissolution or liquidation of the Company or any Subsidiary, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

  Should the Company or any Subsidiary (or any successor thereto) elect to dissolve, enter into a sale of its assets, or enter into any reorganization incident to which it is not the surviving entity, unless the surviving or successor entity shall formally agree to assume the Plan, the Plan shall terminate with respect to the Company or any Subsidiary (or any successor thereto) on the earlier of the date of closing or the effective date, whichever may be applicable, of such transaction and the full amount of any remaining unpaid vested Awards shall be promptly paid to each such Participant (or Beneficiary) in a single lump sum payment of cash and Company Stock. Any payment hereunder that would otherwise be made in Company Stock may be made in cash in the sole discretion of the Committee.

  9.3 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company and any Subsidiary.

  9.4 PLAN NOT A CONTRACT. This Plan will not be deemed to constitute a contract between the Company, a Subsidiary and any Participant or to be in consideration of or an inducement for the Employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Company or any Subsidiary or affiliate of the Company or to interfere with the right of the Company or any Subsidiary or affiliate of the Company to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of the Plan.

  9.5 LIABILITY OF EMPLOYER. Each Participant, Beneficiary or any other person who shall claim a right or benefit under this Plan, shall be entitled only to look to the Participant's employer for such benefit.

  9.6 PAYMENT OF PLAN EXPENSES. The Company and each Subsidiary will pay its pro rata share of all expenses that may arise in connection with the administration of this Plan.

  9.7 HEADINGS. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof. All references in this Plan to Articles and Sections are to Articles and Sections of this Plan unless specified otherwise.

  9.8 GENDER AND TENSE. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

  9.9 GOVERNING LAW. This Plan shall be construed in accordance with the laws of the State of Texas to the extent federal law does not supersede and preempt Texas law.

  9.10 SEVERABILITY. In the event that any provision of this Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

  9.11 NO GUARANTEE OF TAX CONSEQUENCES. Neither the Company, Subsidiary nor the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person participating or eligible to participate in this Plan.

  9.12 NOTICE. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Any party may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company or a Subsidiary shall be entitled to use the address of a Participant as it appears in the personnel records of his employer. Any person entitled to notice hereunder may waive such notice.

  9.13 STOCKHOLDER APPROVAL. Notwithstanding any other provisions of the Plan, in order for the Plan to continue as effective, on or before the date which occurs twelve (12) months after the date the Plan is adopted by the Board, the Plan must be approved by the stockholders holding at least a majority of the voting stock (unless applicable state law or the Company's charter or by-laws require a greater number) of the Company voting in person, or by proxy, at a duly held stockholder's meeting, and no shares of Company Stock shall be issued under the Plan until such approval has been secured.

  IN WITNESS WHEREOF, Vallen Corporation acting by and through its duly authorized officers, has executed this instrument effective the 1st day of June, 1995.

ATTEST:                                   VALLEN CORPORATION


     /s/ Leighton J. Stephenson                   /s/ James W. Thompson
By: _________________________________     By: _________________________________
              Secretary                                 President

                                                                         ANNEX B

                               FIRST AMENDMENT TO
                               VALLEN CORPORATION
                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  The Vallen Corporation 1993 Non-Employee Director Stock Option Plan (the "Director Option Plan" adopted by the Board of Directors of the Company on August 31, 1993 and approved by the shareholders of the Company at the annual meeting of shareholders held on October 12, 1993 is hereby amended as follows:

  I. The Director Option Plan is hereby amended, subject to shareholder approval, to add a new subsection (1) to Section II(a) and to renumber each succeeding subsection accordingly, with new subsection (1) to read as follows:

      "(1) "Amendment Effective Date" means the date in which the amendment to the Plan put before the 1995 annual meeting of shareholders of the Company is approved by such shareholders."

    II. The Director Option Plan is hereby amended, subject to shareholder approval, by deleting the second sentence of Section III(a) of the Director Option Plan, and substituting in lieu thereof the following sentence:

      "Thereafter, as of the date of the annual meeting of shareholders in each year after 1995 that the Plan is in effect, as provided in Section V hereof, each Non-Employee Director then in office who did not previously receive a grant of Options hereunder shall receive, without the exercise of the discretion of any person or persons, Options exercisable for 5,001 Shares."

    III. The Director Option Plan is hereby amended, subject to shareholder approval, by replacing the number "1,000" in each place where it is used in
  Section III(c) with the number "1,667".

    IV. The Director Option Plan is hereby amended, subject to shareholder approval, to add a new Section III(d) to read as follows:

      "(d) In addition to the Options granted to Non-Employee Directors on the Effective Date, on the Amendment Effective Date, each Non-Employee Director shall receive, without the exercise of discretion of any person or persons, Options exercisable for 2,001 Shares. All Options granted under this Section III(d) shall (i) be at the Option price set forth in subsection (b), (ii) become exercisable as to all 2,001 Shares on the first anniversary of the date on which the Option is granted (with no portion of an Option granted under this Section III(d) being exercisable unless and until it is vested) and (iii) be subject to adjustment as provided in Section VII and to the terms and conditions set forth in Section VIII."

    V. In accordance with Section IX of the Director Option Plan the foregoing amendments to the Director Option Plan shall be submitted to the shareholders of the Company for approval at the 1995 Annual Meeting, which approval shall require the approval of holders of at least a majority of the outstanding shares of the Company's voting stock.

                                                                         ANNEX C

                               THIRD AMENDMENT TO
                               VALLEN CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

                              W I T N E S S E T H

  WHEREAS, Vallen Corporation (the "Sponsoring Employer") maintains the Vallen Corporation Employee Stock Purchase Plan (the "Plan") for the benefit of its eligible employees; and

  WHEREAS, in Section 11.4 of the Plan, the Board of Directors of the Sponsoring Employer reserved the right to amend the Plan at any time and from time to time; and

  WHEREAS, it has been determined that the Plan should be amended in order to
(i) change the eligibility waiting period from one (1) year of Continuous Service to six (6) months of Continuous Service effective as of December 31, 1994 for Continuous Service accrued as of such date, and (ii) change certain statutory references to conform to the renumbering of the Internal Revenue Code of 1986.

  NOW, THEREFORE, the Plan is hereby amended by this Third Amendment thereto as follows:

    1. Effective as of January 1, 1991, the reference to Section 425(e) of the Code in Section 1.9 of the Plan, relating to the definition of Employer, is hereby changed to Section 424(e) of the Code.

    2. Effective as of December 31, 1994, with respect to the change in the length of Continuous Service, and effective as of January 1, 1991, regarding the changes in statutory references, Section 3.1 of the Plan, relating to age and service requirements, is hereby amended and restated in its entirety to provide as follows:

      " 3.1 Age and Service Requirements: The Compensation Committee of the Board of Directors shall designate which Employers in addition to the Sponsoring Employer are authorized to participate in the Plan for each Plan Year. Every Employee of an Employer authorized to participate in the Plan on the Effective Date whose customary employment is at least twenty (20) hours per week and more than five (5) months in a calendar year and who has completed at least one (1) year of Continuous Service shall be eligible to participate as of the Effective Date. Effective as of December 31, 1994, every other Employee of an Employer authorized to participate in the Plan whose customary employment is at least twenty
    (20) hours per week and more than five (5) months in a calendar year shall be eligible to participate as of any Anniversary Date coincident with or immediately following his completion of at least six (6) months of Continuous Service. However, an Employee shall not be eligible to participate if immediately after the options are granted such Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Sponsoring Employer or a subsidiary corporation or parent corporation (as those terms are defined in Section 424(e) and (f) of the Code.) For purposes of this paragraph, the ownership attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Employee and stock which the Employee may purchase under outstanding options (under this or any other agreement) shall be treated as stock owned by the Employee."

    3. Effective as of January 1, 1991, the reference to Section 425(e) and
  (f) of the Code in Section 5.3 of the Plan, relating to the limitation on option accruals, is hereby changed to Section 424(e) and (f) of the Code.

  IN WITNESS WHEREOF, the Third Amendment to the Plan is executed this 15th day of February, 1995.

ATTEST:                                   VALLEN CORPORATION


        /s/ James W. Thompson                    /s/ Leighton Stephenson
By:__________________________________     By:__________________________________
Printed Name: James W. Thompson           Printed Name: Leighton Stephenson
Title: President                          Title: Vice President & Secretary

PROXY                           VALLEN CORPORATION                        PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 10, 1995

  The undersigned hereby appoints Leonard J. Bruce and Leighton J. Stephenson, or either of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of common stock of Vallen Corporation (the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on Tuesday, October 10, 1995 in the Fourth Floor Auditorium, NationsBank Center, 700 Louisiana, Houston, Texas at 10:00 A.M., Houston time, and at any adjournment thereof.


                    (PLEASE DATE AND SIGN ON REVERSE SIDE)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH.


Election of Directors:       Nominees: LEONARD J. BRUCE, JAMES W. THOMPSON,
                             DARVIN M. WINICK AND KIRBY ATTWELL

                                       INSTRUCTION: To withhold authority to
                        WITHHOLD       vote for any one or more individual
 FOR all nominees       AUTHORITY      nominee, write such nominee's name on
listed to the right  to vote for all   the line provided below.
(except as marked    nominees listed
 to the contrary).    to the right.
       / /                 / /         ---------------------------------------


2. To approve the Vallen                   3. To amend the Vallen Corporation
   Corporation Executive                      Employee Stock Purchase Plan to
   Incentive Compensation                     change the requirements relating
   Plan.                                      to age and service requirements
                                              and to make certain other
                                              technical amendments.

   FOR    AGAINST    ABSTAIN                     FOR    AGAINST    ABSTAIN

   / /      / /        / /                       / /      / /        / /



4. To amend the Vallen Corporation 1993 5. Ratification and approval of the Non-Employee Director Stock Option Plan appointment of KPMG Peat Marwick
   to increase the number of stock options     as independent auditors for the
   granted to each non-employee director       fiscal year ending May 31, 1996.
   under such plan.

   FOR    AGAINST    ABSTAIN                     FOR    AGAINST    ABSTAIN

  / /      / /        / /                        / /      / /        / /



                            6. In their discretion, upon such other matters as
                               may come before the meeting or any adjournment thereof. All as described in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.


            Please sign exactly as name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please sign your full title. All joint owners should sign.

            Dated: _______________________________________, 1995

            ____________________________________________________

            ____________________________________________________
                       Signature(s) of Shareholder(s)

                PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.

- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE